EXHIBIT 99.1


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                            First Star Bancorp, Inc.
                            Nesquehoning Savings Bank
                            301 West Catawissa Street
                             Nesquehoning, PA 18240

                                Stock Order Form

The Subscription Offering and the Community Offering expire at 0:00 p.m. Eastern Daylight time, on January 00, 1999 unless extended. If you are subscribing for shares of First Star Bancorp Common Stock in the Subscription Offering or the Community Offering, you must mail your Stock Order Form in the accompanying postage-paid return envelope, properly executed and with correct payment or appropriate instructions authorizing a withdrawal from a Nesquehoning Savings deposit account, so that it is received at the Stock Information Center by the expiration of the Subscription Offering, or of the Community Offering as appropriate, or it will be considered void. You may also hand deliver your properly executed Stock Order Form accompanied with correct payment or appropriate instructions for withdrawal from an eligible Nesquehoning Savings deposit account to the Nesquehoning Savings office or any First Star office.

Stock Order Forms will be deemed to be received, whether hand delivered or mailed, as appropriate, at the date and time of actual receipt at any of the above locations. All subscription rights exercisable under this Stock Order Form are non-transferable. All subscriptions for First Star Common Stock are irrevocable and will be considered final upon receipt.

PLEASE SIGN AND DATE THIS STOCK ORDER FORM ON THE REVERSE SIDE. THIS STOCK ORDER FORM IS NOT VALID IF NOT SIGNED.

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                 Eligibility                                           -------------------------------------------------------------
                                                                          THIS SECTION MUST BE COMPLETED IN ORDER FOR THIS STOCK
I.   Subscription Offering Category                                                           FORM TO BE VALID.
     A. Category 1 (First Priority): Persons who had a
        Nesquehoning deposit account of at least $50 on July           -    See "Eligibility" section for description of priorities.
        31, 1997.                                                      -    Please answer each of the following questions.
     B. Category 2 (Second Priority):  Persons who had a
        Nesquehoning deposit account of at least $50 on                Are you a Category 1 Depositor?      ____Yes  ____No
        September 30, 1998?.                                           Are you a Category 2 Depositor?      ____Yes  ____No
                                                                       Are you a Category 3 Depositor/Borrower? ____Yes  ____No
     C. Category 3 (Third Priority):  Persons who had a                Are you a First Star Bancorp shareholder?____Yes  ____No
        Nesquehoning deposit account of at least $50 and               Are you a resident of Carbon/Lehigh
        Nesquehoning borrowers on April 30, 1998?.                     /Northampton county?                     ____Yes  ____No
                                                                       -------------------------------------------------------------
II.  Community Offering

     A. First Star Employee Stock Ownership Plan                       -------------------------------------------------------------
     B. First Star shareholders                                        Enter the number of shares and dollar amount of First Star
     C. Residents of Carbon, Lehigh and Northampton                    Bancorp Common Stock for which you wish to subscribe in each
        Counties of Pennsylvania                                       offering:
                                                                       I.   Subscription Offering (Minimum of 00 shares)
  First Star Bancorp Common Stock Purchase                             __________ shares x $00.00/share = $_________________________

Enter the dollar amount and number of shares for which you wish        II.  Community Offering (Minimum of 00 shares)
to subscribe in each offering.  The price per share will be:           __________ shares x $00.00/share = $_________________________
-    Subscription Offering: $00.00                                     If you are a Category I, Category II or Category III  Holder,
-    Community Offering:    $00.00                                     please be sure to order stock in the  Subscription  Offering.
                                                                       If you are  a  resident  of  Carbon,  Lehigh  or  Northampton
The minimum purchase is:                                               Counties, please be sure to  order  stock  in  the  Community
-    Subscription Offering: $000.00 (00 shares)                        Offering.
-    Community Offering:    $000.00 (00 shares)                        -------------------------------------------------------------

No fractional shares will be issued.  Therefore, all orders in the     -------------------------------------------------------------
Subscription Offering must be in a multiple of $00.00 and all          [_]  Enclosed is a check or money order payable to First Star
orders in the Community Offering must be in a multiple of                   Bancorp for $____________________ (or cash, if presented
$00.00.                                                                     in person.
                                                                       [_]  I authorize  Nesquehoning  Savings  to  make withdrawals
In the event of an oversubscription, persons who subscribe for              below and understand the amounts will not  be  otherwise
shares in the Subscription Offering will receive priority over those        available for withdrawals.
who subscribe for shares in the Community Offering.  To the
extent the shares subscribed for are not available for purchase, the     Nesquehoning Savings
funds (or an appropriate portion thereof) herein forwarded to            Account Number(s)                      Amount(s)
Nesquehoning Savings (or authorized for withdrawal) will be
refunded (or released).                                                  _________________________       $____________________

PLEASE SIGN AND DATE THIS STOCK ORDER FORM ON                            _________________________       $____________________
THE REVERSE SIDE.  THIS STOCK ORDER FORM IS NOT
VALID IF NOT SIGNED.                                                     _________________________       $____________________

                   Payment                                                        Total Withdrawal       $____________________

Check the box(es) that indicate how you want to pay for the First      Important:  Individuals interested in utilizing funds
Star Bancorp Common Stock.  Payment by check or money order            currently in an IRA should contact the Stock Information
should be made payable to "First Star Savings Bank".  Cash             Center at (000) 000-0000.
payments must be delivered in person to the Stock Information
Center or Nesquehoning Savings or any First Star office.  Those        No   early   withdrawal  penalty  will   be  assessed  on   a
who wish to subscribe for shares in the Community Offering may         Nesquehoning Savings  certificate of deposit account if funds
deliver payment to any of the locations described above.  Do not       are  used  from  such  account  to  order  First Star Bancorp
mail cash.                                                             Common Stock.
                                                                       -------------------------------------------------------------
If you are eligible to subscribe for shares of First Star Bancorp
Common Stock in the Subscription and/or the Community                  PLEASE CALL OUR STOCK INFORMATION CENTER AT (000) 000-0000
Offerings, you may choose to pay for shares by withdrawal from         WITH ANY QUESTIONS (WE WILL ACCEPT COLLECT CALLS.
an eligible deposit account at Nesquehoning Savings.  If so, you
should enter the account number(s) and the dollar amount(s) you        THIS FORM MUST BE COMPLETED (FRONT AND BACK) AND
wish to withdraw from each account(s).  If you want to purchase        RECEIVED WITH PAYMENT IN FULL AT THE NESQUEHONING
through your Individual Retirement Account ("IRA"), please call        SAVINGS OFFICE OR ANY FIRST STAR OFFICE NO LATER THAN
000-000-0000.  If more than one signature is required for              JANUARY 00, 1999 AT 0:00 P.M. EASTERN DAYLIGHT TIME UNLESS
withdrawal from a Nesquehoning deposit account, each required          THE DEADLINE IS EXTENDED.
signature must be included in the Acknowledgment box.

Payment to be made through authorized withdrawals from deposit accounts as described above will remain in the designated
account(s), and will continue to accrue at the account's
contractual rate of interest, and may not be withdrawn by the account holder until the completion or termination of the
Subscription and the Community Offering.
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First Star Bancorp Common Stock Registration                                    Stock Registration

Before completing this section, please review the                  Form of Stock Ownership:
guidelines below.  Print the name(s) in which you want the
First Star Bancorp Common Stock registered and the                 [_]  Individual
address to which you want the First Star Bancorp                   [_]  Joint Tenants
Common Stock certificate mailed.  Subscription rights are          [_]  Tenants in Common
not transferable.  Enter the Social Security or Tax ID             [_]  Corporation
number of one registered owner.  Only one number is                [_]  Fiduciary/Trust Under Agreement dated:
required. Check only the box that shows how you want the                    ____________________________________
legal ownership of the First Star Bancorp Common Stock
to appear.  If necessary, mark "Other" and enter the               [_]  Partnership
correct ownership, such as corporation, trust or estate.  To       [_]  Uniform Gift to Minors
purchase First Star Bancorp Common Stock for a trust,              [_]  Uniform Transfer to Minors
include the date of the trust agreement and trust title.           [_]  Individual Retirement Account Other:
                                                                        ______________________________________________
             Acknowledgment
                                                                   Please type or print clearly:
Please sign and date the Stock Order Form.  When
purchasing as a custodian, corporate officer, etc., include        Name(1)______________________________________________________
your full title.  An additional signature is required only
when payment is by withdrawal from an account that
requires more than one signature to withdraw funds.                Name(2)______________________________________________________

  This order is not valid if not signed
                                                                   Street Address___________________________________________________
Your order will be filled according to the provisions of the
Plan of Conversion and the Offering circular.  If you do
not complete the Stock Order Form according to these               City ____________________________  State ________________________
instructions, First Star Bancorp may not be able to fill
your stock order.  If you need help completing this form,          Zip Code _____________ County of Residence_______________________
call (000) 000-0000 between 9:00 a.m. and 5:00 p.m.
Monday through Friday (Eastern Daylight Time).                     Social Security No. or Tax ID ___________________________________

            NASD Affiliation                                       Daytime Telephone _______________________________________________

Please refer to the National Association of Securities             Evening Telephone________________________________________________
Dealers, Inc. ("NASD") affiliation section and check the
box only if applicable.  The NASD's interpretation with            -----------------------------------------------------------------
respect to Fee-Riding and Withholding restricts the sale of        -----------------------------------------------------------------
stock to NASD members, persons associated with NASD                               Acknowledgment
members and certain members of their families.  Such
persons must certify on the Stock Order Form that they             By signing below, I acknowledge receipt of the Offering Circular
will comply with certain conditions required for an                dated January 00, 1999 at least 48 hours prior to the delivery of
exemption from these restrictions which may be granted             the Stock Order Form to Nesquehoning Savings or First Star
by the NASD.  By signing the Stock Order Form, you are             Bancorp and the provisions therein and understand that I may not
certifying that you will comply with applicable NASD               change or revoke my order once it is received by Nesquehoning
regulations.                                                       Savings or First Star Bancorp.  also certify that the stock order is for my account only and there is no agreement or
                                                                   understanding regarding any further sale or transfer of these
------------------------------------------------------------       shares.  Under penalties of perjury, I certify that the Social
[_]  Check here if you are a member of the NASD or a               Security or Tax ID number given is correct and I am not subject
     person  associated with a NASD member or a                    to backup withholding tax. Pennsylvania law prohibits any person
     member of the immediate family of any such                    from transferring conversion subscription rights.  Nesquehoning
     person to whose support such person contributes               Savings or First Star Bancorp will pursue any and all legal and
     directly or indirectly or if you have any account in          equitable remedies in the event they become aware of the transfer
     which a NASD member or person associated with                 of subscription rights and will not honor orders involving such
     a NASD member has a beneficial interest, in                   transfer.
     accordance with the conditions for an exception
     from the NASD's interpretation with respect to                Signature (Please sign below):
     Free-Riding and Withholding.  I agree (I) not to
     sell or transfer the stock for a period of 150 days           Sign and date below.  When purchasing as a custodian, corporate
     following conclusion of the offering and (ii) to              officer, etc., include your full title.
     report this subscription in writing to the applicable
     NASD member with whom I am associated within                  _________________________  ________________________  ____________
     one day of payment for First Star Common Stock.               Authorized Signature         Title (if applicable)     Date
------------------------------------------------------------

                                                                   _________________________  ________________________  ____________
                                                                   Authorized Signature         Title (if applicable)     Date



                                                                   YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH
                                                                   THE PROVISIONS OF THE OFFERING CIRCULAR.

                                                                      THIS ORDER IS NOT VALID IF NOT SIGNED.
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              First Star Bancorp Common Stock is not a deposit and
        will NOT be insured by the FDIC or any other governmental agency.

                        Guidelines for Registering Stock

The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of First Star Bancorp Common Stock. Print the name(s) in which you want the stock registered and the mailing address of the registration. Include the first name, middle initial, and last name of the shareholder. Avoid the use of initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.:, "Dr.", "Special account", etc.

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INDIVIDUAL                                    The stock is to be registered in an individual's name only.  You may not list beneficiaries for this ownership.
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JOINT TENANTS                                 Joint tenants with right of survivorship identifies two or more owners.  When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant.  You may not list beneficiaries for this ownership.
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TENANTS IN                                    Tenants in common also identifies two or more owners.  When stock is held by
COMMON                                        tenants in common, upon the death of one co-tenant, the deceased co-tenant's ownership interest in the stock will be held by his or her estate in accordance with the laws of descent and distribution.  You may not list beneficiaries for this transaction.
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UNIFORM GIFT                                  Stock may be held either in the name of a custodian for the benefit of a minor
TO MINORS/                                    under the Uniform transfer to Minors Act or Uniform gift to Minors Act of the
UNIFORM                                       individual states.  Under either form of ownership, the minor is the actual
TRANSFER TO                                   owner of the stock with the adult custodian being responsible for the investment
MINORS                                        until the minor reaches legal age.

                                              On the first "NAME" line, print the name of the custodian, with the abbreviation
                                              "CUST" after the name. On the second "NAME" line, print the name of the minor.
                                              Only one minor may be designated.
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CORPORATION/                                  Corporation/Partnerships may purchase stock in this offering.  Please provide the
PARTNERSHIP                                   Corporation/Partnership's legal name and Tax ID number.  To have subscription rights, the Corporation/Partnership must have an account in the legal name.  Please contact the Stock Information Center to verify depositor rights and purchase limitations.
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FIDUCIARY/                                    Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are
TRUST                                         established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

                                              On the first "NAME" line, print the name of the fiduciary if the fiduciary is an individual.  If the fiduciary is a corporation, list the corporate title on the first
                                              "NAME" line.  Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

                                              On the second "NAME" line, print either the name of the maker, donor, or testator or the name of the beneficiary.  Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.).  In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship.  The date of the document need not be provided for a trust created by a will."
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